EXHIBIT 16.1


       [LETTERHEAD OF WEINICK SANDERS LEVENTHAL & CO., LLP] l5l5 BROADWAY

May 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

      We have read Item 4 included in the Form 8-K dated April l7, 2002 of Royal Acceptance Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Weinick Sanders Leventhal & Co., LLP
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Weinick Sanders Leventhal & Co., LLP


cc:  Richard Toporek, President
       Royal Acceptance Corporation


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